Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of BB&T Corporation (the “Company”), hereby nominates, constitutes and appoints John A. Allison IV, Scott E. Reed and Jerone C. Herring, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-4 (the “Registration Statement”) relating to the issuance of shares of the Company’s common stock, $5.00 par value per share, in connection with the acquisition by the Company of First Virginia Banks, Inc., a Virginia corporation, and to file any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on January 28 , 2003.

/s/ JOHN A. ALLISON IV		/s/ SCOTT E. REED
Name: Title:	John A. Allison IV Chairman of the Board and Chief Executive Officer (principal executive officer)	Name: Title:	Scott E. Reed Senior Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ SHERRY A. KELLETT		/s/ NELLE RATRIE CHILTON
Name: Title:	Sherry A. Kellett Senior Executive Vice President and Controller (principal accounting officer)	Name: Title:	Nelle Ratrie Chilton Director

/s/ ALFRED E. CLEVELAND		/s/ RONALD E. DEAL
Name: Title:	Alfred E. Cleveland Director	Name: Title:	Ronald E. Deal Director

/s/ TOM D. EFIRD		/s/ PAUL S. GOLDSMITH
Name: Title:	Tom D. Efrid Director	Name: Title:	Paul S. Goldsmith Director

/s/ L. VINCENT HACKLEY		/s/ JANE P. HELM
Name: Title:	L. Vincent Hackley Director	Name: Title:	Jane P. Helm Director

/s/ RICHARD JANEWAY, M.D.		/s/ J. ERNEST LATHEM, M.D.
Name: Title:	Richard Janeway, M.D. Director	Name: Title:	J. Ernest Lathem, M.D. Director

/s/ JAMES H. MAYNARD
Name: Title:	James H. Maynard Director	Name: Title:	Joseph A. McAleer, Jr. Director

/s/ ALBERT O. MCCAULEY		/s/ J. HOLMES MORRISON
Name: Title:	Albert O. McCauley Director	Name: Title:	J. Holmes Morrison Director

/s/ RICHARD L. PLAYER, JR.		/s/ NIDO R. QUBEIN
Name: Title:	Richard L. Player, Jr. Director	Name: Title:	Nido R. Qubein Director

/s/ E. RHONE SASSER		/s/ JACK E. SHAW
Name: Title:	E. Rhone Sasser Director	Name: Title:	Jack E. Shaw Director